Exhibit 99.4

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Members of

Rangeland Energy, LLC

Houston, Texas

We have reviewed the accompanying consolidated balance sheet of Rangeland Energy, LLC as of September 30, 2012 and the related consolidated statements of operations, changes in members’ equity and cash flows for the nine months ended September 30, 2012 and 2011. This interim financial information is the responsibility of the Company’s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial information for it to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Rangeland Energy, LLC as of December 31, 2011 and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 9, 2012, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2011, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

November 2, 2012

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL LLP CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS WWW.WEAVERLLP.COM	HOUSTON 24 GREENWAY PLAZA, SUITE 1800, HOUSTON, TX 77046 P: (713) 850 8787 F: (713) 850 1673

RANGELAND ENERGY, LLC

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

	September 30, 2012 (Unaudited)	December 31, 2011 (Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,555,465	$8,563,028
Accounts receivable	1,259,912	—
Prepaid and other current assets	330,208	77,538

Total current assets	6,145,585	8,640,566

NON-CURRENT ASSETS
Property and equipment, net	91,491,805	49,458,357
Intangible assets, net	1,260,109	669,863
Deferred financing fees, net	224,375	—
Capitalized interest, net	297,099	—

Total non-current assets	93,273,388	50,128,220

TOTAL ASSETS	$99,418,973	$58,768,786

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,628,262	$10,226,985
Accrued liabilities	395,371	2,814,547
Current portion of long-term debt	4,090,908	—

Total current liabilities	6,114,541	13,041,532

NON-CURRENT LIABILITIES
Long-term debt, net of current maturities	20,909,092	—

Total non-current liabilities	20,909,092	—

TOTAL LIABILITIES	27,023,633	13,041,532
MEMBERS’ EQUITY	72,395,340	45,727,254

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$99,418,973	$58,768,786

The Notes to Consolidated Financial Statements are an integral part of these statements.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

PERIODS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
REVENUE	$3,348,810	$126,549

COST OF SALES
Cost of sales, excluding depreciation	2,181,311	100,323
Depreciation and amortization expense	1,910,381	—

Total cost of sales	4,091,692	100,323

Gross profit (loss)	(742,882)	26,226

EXPENSES
General and administrative expenses	2,286,360	1,489,387
Depreciation expense	11,617	9,190

Total operating expenses	2,297,977	1,498,577

OPERATING LOSS	(3,040,859)	(1,472,351)

OTHER INCOME (EXPENSE)
Interest income	13,816	20,326
Miscellaneous income	110,779	—
Interest expense	(165,996)	—

Total other income (expense)	(41,401)	20,326

NET LOSS	$(3,082,260)	$(1,452,025)

The Notes to Consolidated Financial Statements are an integral part of these statements.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2011 AND

PERIODS ENDED SEPTEMBER 30, 2012 AND 2011

BALANCE, January 1, 2011	$2,829,200
Contributions	30,300,000
Distributions—origination fees	(255,806)
Net loss	(1,707,831)

BALANCE, September 30, 2011 (Unaudited)	$31,165,563
Contributions	15,000,000
Distributions—origination fees	(120,611)
Net loss	(317,698)

BALANCE, December 31, 2011 (Audited)	$45,727,254
Contributions	30,000,000
Distributions—origination fees	(249,654)
Net loss	(3,082,260)

BALANCE, September 30, 2012 (Unaudited)	$72,395,340

The Notes to Consolidated Financial Statements are an integral part of these statements.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

PERIODS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,082,260)	$(1,452,025)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization expense	34,502	—
Depreciation expense	1,887,496	9,190
Amortization of deferred financing fees	25,625
Change in operating assets and liabilities
Accounts receivable	(1,259,912)	—
Prepaid and other current assets	(252,670)	—
Accounts payable and accrued liabilities	(12,628,623)	(61,192)

Net cash used in operating activities	(15,275,842)	(1,504,027)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(42,863,640)	(15,597,244)
Acquisition of easements and rights of way	(618,427)	—

Net cash used in investing activities	(43,482,067)	(15,597,244)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from term loan	25,000,000	—
Capital contributions	30,000,000	30,300,000
Distributions—origination fees	(249,654)	(255,806)

Net cash provided by financing activities	54,750,346	30,044,194

Net (decrease) increase in cash	(4,007,563)	12,942,923
CASH, beginning of period	8,563,028	2,817,486

CASH, end of period	$4,555,465	$15,760,409

The Notes to Consolidated Financial Statements are an integral part of these statements.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

PERIODS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

(CONTINUED)

NONCASH INVESTING ACTIVITIES
Capital expenditures accrued in accounts payable and accrued liabilities	$1,360,724	$2,999,859

NONCASH FINANCING ACTIVITIES
Deferred financing costs accrued in accrued liabilities	$250,000	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND BUSINESS OPERATIONS

Rangeland Energy, LLC (the Company) is a Delaware limited liability company formed on October 19, 2009 to acquire, build, own and operate midstream assets in the continental United States, in accordance with its formation agreement and unit purchase agreement (collectively, Formation Agreements). On August 2, 2011, these Formation Agreements were amended to include additional investors (affiliate entities of an existing investor, EnCap Energy Infrastructure Fund, L.P.) and increase the commitment amount of the investors. The Company is owned by EnCap Energy Infrastructure Fund, L.P. and affiliates (98.0%) and KVB Energy, LLC (2.0%) (Management Member) (collectively, the “Investor Group” or “Members”). Management Member manages the Company on behalf of the other members. A five-member Board of Managers governs the actions of the Company. Under the terms of the amended Formation Agreements, the Investor Group has committed to contribute up to $115,000,000 to the Company. Of this commitment amount, the Investor Group had contributed $79,950,000 and $49,950,000 through September 30, 2012 and December 31, 2011, respectively.

The Company was in the development stage at December 31, 2011. During the nine months ended September 30, 2012, the Company exited the development stage due to operating revenues generated by certain agreements.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company’s two wholly owned subsidiaries: Rangeland Pipeline, LLC and Rangeland Terminals, LLC. All intercompany transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. At September 30, 2012 and December 31, 2011, the Company’s cash balance totaled $4,555,465 and $8,563,028, respectively.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair value due to the short maturity of these instruments.

Accounts Receivable

Accounts receivable include amounts due from customers for transportation and terminal fees and are carried at the original invoice amount. The Company’s allowance for doubtful accounts is determined based upon reviews of individual accounts, historical losses, existing economic conditions and other pertinent factors. The Company did not provide an allowance for doubtful accounts as of September 30, 2012 and December 31, 2011, based on management’s expectations that all receivables would be collected. The Company has not realized material bad debt expenses in the past.

Advertising

The Company expenses advertising costs as incurred and such costs are included in general and administrative expenses. Advertising costs totaled $19,807 and $26,640 for the nine months ended September 30, 2012 and 2011, respectively.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Income Taxes

The Company is organized as a Delaware Limited Liability Company and is treated as a flow-through entity for income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the Members of the Company even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision has been made in the consolidated financial statements of the Company since the income tax is an obligation of the Members.

On October 19, 2009, the Company implemented the provisions of Accounting Standards Codification (ASC) Topic 740, Income Taxes, related to accounting for uncertainties in income taxes. ASC Topic 740 requires that the Company recognize in its consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Management has reviewed the tax positions taken related to the Company’s tax classification and filing status, and is of the opinion that material positions taken would more likely than not be sustained upon examination.

In 2006, the State of Texas enacted the Texas Margin Tax Bill effective January 1, 2007 for the tax year ended December 31, 2007. For the nine months ended September 30, 2012 and 2011, the Company did not meet the minimum threshold and, therefore, has no Texas Margin Tax liability.

Property and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The assets are not depreciated until they are placed into service. The cost basis of constructed assets includes materials, labor and other direct costs, such as engineering and construction management services. Major improvements or betterments are capitalized, while repairs that do not improve or extend the life of the respective assets are expensed as incurred. Depreciation is provided for using the straight-line method until the asset equals estimated salvage value. The useful lives used in computing depreciation are as follows:

Office equipment	5 years
Leasehold improvements	5 years
Information systems	5 years
Furniture and fixtures	7 years
Pipeline, terminals and related assets	20 years

Capitalized costs are evaluated for impairment based on an analysis of undiscounted future net cash flows in accordance with ASC Topic 360, Property, Plant and Equipment. If impairment exists, the asset is written down to its estimated fair value based on expected future discounted cash flows. No impairment was recorded for the nine month periods ended September 30, 2012 and 2011.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates involve judgments with respect to numerous factors that are difficult to predict and are beyond management’s control. Actual results could differ from these estimates.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Intangible Assets

Intangible assets are comprised of easements and rights of way obtained for the installation and operation of the pipeline and terminal assets. Intangible assets that have finite useful lives are amortized over their estimated useful lives.

During the nine months ended September 30, 2012, the Company capitalized $618,427 of additional easements and rights of way. As of September 30, 2012 and December 31, 2011, capitalized intangible assets (net) totaled $1,288,290 and $669,863, respectively. Amortization of these costs began when the respective assets were placed in service during 2012 and are being amortized over the estimated useful life of the assets. Amortization expense totaled $28,181 and $0 for the nine months ended September 30, 2012 and 2011.

Deferred Financing Fees

The Company capitalized certain lender fees in connection with its long-term debt facility in 2012. These costs are being amortized over the term of the debt facility using a method that approximates the interest method. Unamortized deferred financing fees associated with loans paid-off or refinanced with different lenders are charged-off in the period in which such an event occurs. The amortization of deferred financing fees totaled $25,625 and $0 for the nine months ended September 30, 2012 and 2011, respectively, and were recorded as interest expense.

Capitalized Interest

Interest is capitalized on borrowed funds used for the construction of new capital assets that are in progress and qualify for capitalized interest in accordance with ASC Subtopic 835-20, Capitalization of Interest. Capitalized interest is calculated by multiplying the Company’s effective interest rate on debt by the amount of qualifying costs. Capitalized interest cannot exceed gross interest expense. Interest capitalized during the nine months ended September 30, 2012 and 2011 totaled $303,420 and $0, respectively. When the asset is completed and costs are transferred to the amortized cost base, any associated capitalized interest is also transferred and amortized over the useful life of the asset. Amortization expense totaled $6,321 for the nine months ended September 30, 2012. See further disclosure regarding capitalized interest at Note 6.

Accrued Liabilities

Accrued liabilities consist primarily of bank loan fees and accrued interest owed to a financial institution in connection with the Company’s debt facility. The loan fees are currently due and payable, and the accrued interest is due and payable three months following the August 2012 term loan conversion.

Revenue Recognition

Revenue is recognized when earned, written evidence of an arrangement exists, pricing is fixed and determinable and collectability of the receivable is reasonably assured. The critical terms that embody the Company’s sales arrangements are included in executed contracts with third party customers. Predetermined fees are charged to the customer for gathering, transportation, storage, loading and unloading of product at the Company’s terminal and interconnection facilities.

With regard to transportation of crude oil along the pipeline, some customer contracts include a “Take or Pay” provision whereby a customer agrees to throughput or pay for a minimum quantity of oil during a specified

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

period of time. Revenue is recognized, as it pertains to take or pay contracts, based on actual volumes throughput until a measurement date occurs. At the measurement date, management determines whether a volume deficiency exists in accordance with the provisions of the contract. If it is determined that a deficiency does exist, and management intends to bill the customer and collect on the deficit amount, revenue is recognized. One exception is if the contract contains a “catch-up” provision, in which case deferred revenue will be recognized at this time. Deferred revenue is reduced for the amount of volumes made-up during the “catch-up period” as defined by the contract. At the end of the “catch-up period,” the remaining deferred revenue is recognized as income. Factors affecting management’s decision to bill and collect on a volume deficiency include consideration of historical practices with the customer.

Revenues related to all other services provided by the Company including gathering, storage, loading and unloading of product are recorded when earned, based on a fee structure defined in executed sales contracts.

Concentration Risk

All operations and efforts of the Company are focused in the oil and gas industry and are subject to the related risks of the industry. The Company’s pipeline and terminal assets and all related operations are located in Williams County, North Dakota. Demand for the Company’s products and services may be influenced by various regional and global factors and may impact the value of the projects the Company is developing.

NOTE 3.    EQUITY-BASED COMPENSATION

ASC Topic 718, Compensation—Stock Compensation, addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the Company, or (b) liabilities that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions. ASC Topic 718 generally requires that such transactions be accounted for using a fair value based method.

The Company was required to implement the provisions of ASC Topic 718 when the Board of Managers issued to certain key employees of Management Member, certain management incentive units (MIU’s), entitling such persons to contractual distributions of profits of the Company if certain targeted investment returns are achieved. The MIU’s will be accounted for according to the requirements of ASC Topic 718 due to the payouts being consistent with equity ownership of the Company based on the substantive terms of the instruments. A total of 1,000 MIU’s are authorized by the Formation Agreements and do not have an exercise price. Under the terms of the original Formation Agreements, the payout schedule was as follows:

Payout No. 1:	Holders of MIU’s have the right to receive 10.0% of distributions from the Company after Investor Payout No. 1 but prior to Investor Payout No. 2;

Payout No. 2:	Holders of MIU’s have the right to receive 15.0% of distributions from the Company after Investor Payout No. 2 but prior to Investor Payout No. 3;

Payout No. 3:	Holders of MIU’s have the right to receive 20.0% of distributions from the Company after Investor Payout No. 3 but prior to Investor Payout No. 4;

Payout No. 4:	Holders of MIU’s have the right to receive 23.0% of distributions from the Company after Investor Payout No. 4.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On August 2, 2011, the formation agreements were amended as described herein. If Management Member has funded all equity contributions with cash, the payout schedule shall be as stated above under the original Formation Agreements. However, if Management Member funds any equity contributions by a promissory note from the Company, the payout schedule shall be as follows:

Payout No. 1:	Holders of MIU’s have the right to receive 9.0% of distributions from the Company after Investor Payout No. 1 but prior to Investor Payout No. 2;

Payout No. 2:	Holders of MIU’s have the right to receive 14.0% of distributions from the Company after Investor Payout No. 2 but prior to Investor Payout No. 3;

Payout No. 3:	Holders of MIU’s have the right to receive 19.0% of distributions from the Company after Investor Payout No. 3 but prior to Investor Payout No. 4;

Payout No. 4:	Holders of MIU’s have the right to receive 22.0% of distributions from the Company after Investor Payout No. 4.

MIU’s represent non-voting equity interests and do not entitle the holders to voting rights. One thousand MIU’s have been issued during the period from inception (October 19, 2009) to September 30, 2012 and remain outstanding at September 30, 2012.

The members’ equity accounts will be adjusted for distributions paid to the members and additional capital contributions that are made by the members. All revenues, costs and expenses of the Company are allocated to the members in accordance with the Formation Agreements.

Members holding MIU’s shall be subject in all respects to the Formation Agreements, including provisions relating to the distribution of such profits, information rights with respect to the Company, and competition and confidentiality.

Based on the relevant terms that define the MIU’s, these instruments are treated as an equity ownership interest of the Company, with no value attributed and no expense recognized. Similar instruments that qualify as equity-based compensation instruments (such as stock options and restricted stock) with similar performance metrics are considered performance vested instruments with no expense recognized until the Company’s achievement of such metrics are deemed “probable,” as defined by ASC Topic 718.

Given the aggressive metrics set forth by the Formation Agreements and the short history of the Company as well as the practical scenarios under which similar instruments are typically realized by similar companies (units typically do not have value until a major asset liquidation event occurs, which cannot be deemed “probable” under ASC Topic 718 until it has occurred), the realization of these units is not probable at inception.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4.    PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following at September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Pipelines, terminals and related assets	$84,841,626	$—
Information systems	1,557,769	—
Office equipment	73,232	73,232
Furniture and fixtures	37,760	—
Leasehold improvements	4,213	4,213
Accumulated depreciation	(1,907,057)	(19,561)

	84,607,543	57,884
Construction work in progress	5,635,090	48,151,301
Land	1,249,172	1,249,172

Property, plant and equipment, net	$91,491,805	$49,458,357

Depreciation expense totaled $1,887,496 and $9,190 for the nine months ended September 30, 2012 and 2011, respectively.

NOTE 5.    RELATED PARTY TRANSACTIONS

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. ASC Topic 850, Related Party Transactions, requires that transactions with related parties that would make a difference in decision-making be disclosed so that users of the financial statements can evaluate their significance.

Related party transactions typically occur within the context of the following relationships:

•	Affiliates of the entity;

•	Entities for which investments in their equity securities are typically accounted for under the equity method by the investing entity;

•	Trusts for the benefit of employees;

•	Principal owners of the entity and members of their immediate families;

•	Management of the entity and members of their immediate families;

•

Other parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other to the extent that one of the transacting parties might be prevented from fully pursuing its own separate interests;

•

Other parties that can significantly influence the management or operating policies of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

EnCap Energy Infrastructure Fund, L.P. and KVB Energy, LLC are considered related parties under ASC Topic 850.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In accordance with the Formation Agreements, the Company pays a 2% origination fee to EnCap Energy Infrastructure Fund, L.P. for each capital contribution received from EnCap Energy Infrastructure Fund, L.P. For the nine months ended September 30, 2012 and 2011, such fees totaled $499,308 and $511,612, respectively, which are recorded 50% as a distribution and 50% as a financing fee as indicated in the Formation Agreements.

The Company employs three members of KVB Energy, LLC in management positions. For the nine months ended September 30, 2012 and 2011, the Company made payments totaling $764,270 and $677,771, respectively to these members as compensation for services and reimbursement of expenses. These amounts are included in payroll as general and administrative expenses on the consolidated statements of operations.

NOTE 6.    LONG-TERM DEBT

On January 3, 2012, the Company executed a $30 million senior secured term loan and letter of credit facility (the Credit Facility) with Amegy Bank. Under the terms of the Credit Facility, the Company had the option to borrow up to $25 million as a construction loan and $5 million as a letter of credit. The loan is secured by substantially all of the Company’s assets. The agreement provided for the outstanding loan balance to convert from a construction loan to either a “Base Rate” or “Eurodollar Rate” term loan on the earlier of the date the pipeline and terminal assets are fully operational or October 1, 2012, provided that in either case, costs expended on the land acquisition and construction of the assets is at least $72 million. On August 8, 2012 (the Conversion Date), the Company converted the $25 million outstanding construction loan balance to a term loan, which is scheduled to mature on the fifth anniversary of the Conversion Date (August 8, 2017) or on such earlier effective date of the acceleration of any loan under the agreement. Prior to the Conversion Date, the loan accrued interest, at the borrower’s option, at either the one-month or three-month Eurodollar rate plus four percent. During this period, the Company capitalized interest in the amount of $303,420 which is included in property and equipment at September 30, 2012 and is being amortized over the useful lives of the related assets, as disclosed in Note 2.

On the Conversion Date, the Company elected to convert the outstanding balance of $25 million to a “Eurodollar Rate Loan” to accrue interest at the three-month Eurodollar rate plus the “Applicable Rate” as defined by the credit agreement. The Applicable Rate is determined based on a calculation of the Company’s Total Leverage Ratio on the corresponding quarter-end date. Subsequent to the Conversion Date during 2012, the Company accrued interest at a rate of 3.8% based on the three-month Eurodollar rate on the Conversion Date (.43%) plus the Applicable Rate at September 30, 2012 (3.375%). Outstanding principal on the term loan is payable in quarterly installments beginning on January 1, 2013. At September 30, 2012, the term loan had an outstanding balance of $25 million.

Commencing on December 31, 2012 and on each successive fiscal year-end thereafter while any loans remain unpaid, the Company is required to make mandatory prepayments on the loan equal to a designated percentage of excess cash flow, under a sliding scale computation, as defined by the credit agreement based on a calculation of the Company’s “Total Leverage Ratio,”. If the total leverage ratio is less than 3.0 to 1.0, no amounts are due related to the excess cash flow prepayment. If the total leverage ratio is greater than 3.5 to 1.0, 75% of excess cash flow, as defined in the credit agreement, is payable to the lender. All mandatory prepayments are to be paid along with accrued interest within 120 days of the respective fiscal year end.

The terms of the Credit Facility require the Company to maintain certain customary financial and non-financial covenants, including: (i) total leverage ratio, as defined, at the end of the three months ended September 30, 2012 to be less than 4.25 to 1.00; (ii) total debt to capitalization ratio, as defined, at the end of any fiscal quarter-end to be less than 40%; and (iii) fixed charge coverage ratio, as defined, commencing with the fiscal quarter ending December 31, 2012 and on a one-quarter basis thereafter, to be less than 1.25 to 1.00.

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The non-financial covenants for the Credit Facility include furnishing the bank with quarterly (unaudited) and annual (audited) financial statements. Furthermore, the Company may not create additional borrowings against the existing collateral. On February 13, 2012, the Credit Facility was amended to waive the total leverage ratio covenant requirements at June 30, 2012. The Company was not in compliance with the leverage ratio at September 30, 2012, but does expect to be in compliance for the ensuing twelve-month period. The lender has waived their rights with respect to the covenant violation.

In connection with the Credit Facility, the Company capitalized certain lender fees in the amount of $250,000 during the nine months ended September 30, 2012, which are amortized consistent with the interest method over the life of the Credit Facility. The Company recognized amortization expense of $25,625 during the nine months ended September 30, 2012, which is recorded as interest expense.

The following were the maturities of long-term debt as of September 30, 2012:

Twelve months ending September 30,
2013	$6,000,000
2014	6,000,000
2015	5,500,000
2016	5,000,000
2017	2,500,000

$25,000,000

On October 1, 2012, the Credit Facility was amended to reflect the following maturities of long-term debt with the first payment due on January 1, 2013:

Twelve months ending September 30,
2013	$4,090,908
2014	5,454,544
2015	5,454,544
2016	5,454,544
2017	4,545,460

$25,000,000

NOTE 7.    COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases office space under a non-cancelable operating agreement with a third party.

Future minimum lease payments under the non-cancelable operating lease are as follows:

Twelve months ending September 30,
2013	$54,083
2014	66,867
2015	70,800
2016	47,200
Thereafter	—

$238,950

See independent accountant’s review report.

RANGELAND ENERGY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Rental expense under this operating lease for the nine months ended September 30, 2012 and 2011 totaled $50,687 and $30,451, respectively.

Contingencies

In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from federal, state and local environmental, health and safety laws and regulations and third party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 8.    MEMBERS’ EQUITY ACCOUNTS

Under the terms of the Formation Agreements, the Board of Managers determines capital contribution requests, which are based on the Members’ commitment interest during that period of time, as defined by the Formation Agreements. Cash earnings on profits and any items in nature of income or gain will be applied to the Members’ capital accounts in accordance with their earnings interest, as defined by the Formation Agreements.

The Company has three classes of members’ equity, consisting of Class A and B units and MIU’s, comprised of Class C units. Members’ Equity has all the rights, privileges, preferences and obligations provided for in the Formation Agreements, which are consistent with an ordinary equity ownership interest. MIU’s do not have voting rights. As of September 30, 2012 and December 31, 2011, there were 799,500 and 499,500 Member units, respectively and 1,000 MIU’s issued and outstanding, out of a total 1,150,000 Members’ Equity units and 1,000 MIU’s authorized.

MIU’s will be entitled to share in distributions and allocations if and to the extent the base return, and to the extent applicable, the Payout No. 1, Payout No. 2, Payout No. 3 and Payout No. 4 thresholds have been met, as described in Note 3.

NOTE 9.    EMPLOYEE BENEFIT PLAN

The Company provides an employer-sponsored defined contribution 401(k) plan for its employees. Under the terms of the plan agreement, the Company makes a Safe Harbor non-elective contribution to each individual employee in an amount equal to three percent of the employee’s compensation for the plan year. In addition, employer profit-sharing contributions to the plan are discretionary. The Company intends to make a Safe Harbor contribution to the plan in 2013 for the year ending December 31, 2012. Based on management’s estimate of the annual contribution, $5,000 has been accrued in payroll expense for the nine months ended September 30, 2012. The Company made a Safe Harbor contribution to the plan in 2012 for the year ended December 31, 2011. The portion relating to the nine months ended September 30, 2011 was $14,432 and is included in payroll expense. Since the Company’s inception (October 19, 2009), there have been no additional discretionary employer contributions to the plan.

NOTE 10.    SUBSEQUENT EVENTS

The Company has evaluated subsequent events for potential recognition and/or disclosure through November 2, 2012, the date the consolidated financial statements were available to be issued, and determined that no events warrant disclosure, other than as previously disclosed, and the following:

•

In September 2012, the Company’s CEO signed a Letter of Intent to sell 100% of the equity interests in Rangeland Energy, LLC to a third party. The Letter of Intent will expire if the transaction is not consummated by execution of a purchase and sale agreement on or before October 31, 2012.

See independent accountant’s review report.